UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported): April 9, 2012

SKY DIGITAL STORES CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52293	83-0463005
(State or other jurisdiction	Commission	(IRS Employer
of incorporation)	file number	Identification No.)

#8/F, South Block, Resouces Tech Building
1 Song Ping Shan Road, High-Tech Industrial Park
Nanshan District, Shenzhen
People’s Republic of China 518057

(Address of principal executive offices)

Registrant’s telephone number, including area code: 86 755 82718088

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On April 9, 2012, Mr. Johnny Chan tendered his resignation as Chief Financial Officer (“CFO”) of SKY Digital Stores Corp. (the “Company”) due to personal reasons.  There were no disagreements between Mr. Chan and the Company or any officer or director of the Company which led to Mr. Chan’s resignation

Appointment of Chief Financial Officer

On April 9, 2012, the board of directors (the “Board”) appointed Mr. Nan “Harry” Zhang to fill in the vacancy created by the resignation of Mr. Chan.

 Mr. Zhang, age 41, has been serving as the CFO of Shenzhen Sky Digital Technology Co., Ltd. (“SZSKY”) since July 2011. From November 2010 to June 2011, Mr. Zhang served as the CFO of Shenzhen Dasen Communication Technology Co., Ltd. (“Dasen”). Both SZSKY and Dasen are subsidiaries of the Company. From July 2000 to May 2010, Mr. Zhang served as Group Financial Manager of Shenzhen Bokang Technology Development Co., Ltd. From April 1998 to May 2000, he worked in the central financial department of Hon Hai Precision Industry Co., Ltd. where he was responsible for cost assessment, analysis and control. Mr. Zhang received his community college degree in accounting from Shanxi Economics and Trade Institute in 1995, and expects to receive a bachelor’s degree in accounting from Dongbei University of Finance and Economics in 2012.

There is no family relationship between Mr. Zhang with any of our other officers and directors, or person nominated or chosen by the Company to become a director or executive officer. There are no arrangements or understandings between Mr. Zhang and any other person pursuant to which he was appointed as CFO. There has not been any transaction or currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Zhang had or will have a direct or indirect material interest since the beginning of the Company’s last fiscal year.

Appointment of Director

On April 9, 2012, our Board increased the size of the board of directors from four to five directors and appointed Mr. Johnny Chan, age 49, as director, effective April 9, 2012.

Mr. Chan has over 25 years of experience in business development and IT globally. He served as CFO of the Company since May 2010. Before joining the Company, he was a VP at Arrow Asia Pac from October 2005 to September 2010.  From 1998 to 2005, he served as CTO at eIDS, and Assistant General Manager at PCCW/Hongkong Telecom (“HKT”).Mr. Chan has experience in investment and operation of online Marketplace, Vertical Communities, Procurement Platform, Portal and Enterprise Software. Mr. Chan has extensive experience in investment and setting up new businesses. He also has expertise in Business operation, Change Management/Business Processes reengineering, Applications development, IT architecture, infrastructure and IT operations. Prior to HKT, Mr. Chan held IT management position in The Hong Kong & China Gas Co., Ltd. and AT&T in Hong Kong & Canada from 1986 to 1998. Mr. Chan received a B. Math (Hons.) in Computer Science from University of Waterloo and a M.B.A. from University of Louisville. Mr. Chan brings along extensive experience in the telecommunications business, business operation and internal control that will make the Company competitive in both the Chinese and international markets.

There is no family relationship between Mr. Chan with any of our other officers and directors, or person nominated or chosen by the Company to become a director or executive officer. There are no arrangements or understandings between Mr. Chan and any other person pursuant to which he was appointed as director. There has not been any transaction or currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Chan had or will have a direct or indirect material interest since the beginning of the Company’s last fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKY Digital Stores Corp.

Date: April 13, 2012	By:	/s/ Lin Xiangfeng
Lin Xiangfeng
Chief Executive Officer and Chairman

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